SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                      BRILLIANT DIGITAL ENTERTAINMENT, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                  DELAWARE                              95-4592204
       (State or Other Jurisdiction of      (I.R.S. Employer Identification No.)
       Incorporation or Organization)
--------------------------------------------------------------------------------

                    6355 TOPANGA CANYON BOULEVARD, SUITE 120
                        WOODLAND HILLS, CALIFORNIA 91367
                         (Address of Principal Executive Offices)    (Zip Code)

                      BRILLIANT DIGITAL ENTERTAINMENT, INC.
                             STOCK OPTION AGREEMENT
                            (Full Title of the Plan)

                        MARK DYNE, CHAIRMAN OF THE BOARD
                      BRILLIANT DIGITAL ENTERTAINMENT, INC.
                    6355 TOPANGA CANYON BOULEVARD, SUITE 120
                        WOODLAND HILLS, CALIFORNIA 91367
                     (Name and Address of Agent for Service)

                                 (818) 615-1500
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                             JOHN J. MCILVERY, ESQ.
                    TROOP STEUBER PASICH REDDICK & TOBEY, LLP
                       2029 CENTURY PARK EAST, 24TH FLOOR
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 728-3000

                         CALCULATION OF REGISTRATION FEE

=================================================================================

                                           Proposed        Proposed
     Title of             Maximum          Maximum         Amount of
 Securities to be      Amount to be    Offering Price      Aggregate
    Registered          Registered        Per Share     Offering Price    Registration Fee
------------------- ------------------ ---------------- ---------------- ------------------
Common Stock,       250,000 Shares (1)    $ 3.00 (2)       $ 750,000           $209
$0.001 par value
------------------- ------------------ ---------------- ---------------- ------------------

(1)In the event of a stock split, stock dividend, or similar transaction involving the Registrant's common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.
(2)Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the exercise price of the option pursuant to which such shares may be acquired.

                                     PART I*

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by the Registrant with the Commission are incorporated herein by reference:

     (a) Annual Report on Form 10-KSB for the year ended December 31, 1998, as amended;

     (b) Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

     (c)  Current Reports on Form 8-K dated July 1, 1999 and July 14, 1999;

     (d) Description of our capital stock contained in our Registration Statement on Form 8-A, filed on October 29, 1996, as amended by our Registration Statement on Form 8-A/A, filed on November 20, 1996; and

     (e) All documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

      The securities to be offered are registered under Section 12 of the Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Registrant's Certificate of Incorporation and its Bylaws provide for the indemnification by the Registrant of each director, officer and employee of the Registrant to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended. Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     The Registrant's Certificate of Incorporation provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(o)(7) of the Delaware General Corporation Law provides that a provision so limiting the personal liability of a director shall not eliminate or limit the liability of a director for, among other things: breach of the duty of loyalty; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; unlawful payment of dividends; and transactions from which the director derived an improper personal benefit.

   The Registrant has entered into separate but identical indemnity agreements (the "Indemnity Agreements") with each director of the Registrant and certain officers of the Registrant (the "Indemnitees"). Pursuant to the terms and conditions of the Indemnity Agreements, the Registrant indemnified each Indemnitee against any amounts which he or she becomes legally obligated to pay in connection with any claim against him or her based upon any action or inaction which he or she may commit, omit or suffer while acting in his or her capacity as a director and/or officer of the Registrant or its subsidiaries, provided, however, that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action, had no reasonable cause to believe Indemnitee's Conduct was unlawful.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

     5.1  Opinion and Consent of Troop Steuber Pasich Reddick & Tobey, LLP.

     10.1 Stock Option Agreement (Non-Statutory Stock Option), dated October 27, 1999, between Registrant and Ron Chaimowitz.

     23.1 Consent of PricewaterhouseCoopers LLP.

     23.2 Consent of MRI Moores Rowland

     23.3 Consent of Troop Steuber Pasich Reddick & Tobey, LLP (included in
          Exhibit 5.1).

     24.1 Power of Attorney (included on signature page).

ITEM 9.  UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of the appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 24th day of November, 1999.

                                          BRILLIANT DIGITAL ENTERTAINMENT, INC.
                                          (Registrant)

                                          By: /S/ MICHAEL OZEN
                                              --------------------------------
                                              Michael Ozen
                                              Chief Financial Officer

                                POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Mark Dyne and Michael Ozen, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

      Signature                                      Title                                      Date

    /S/ MARK DYNE                       Chief Executive Officer and Chairman              November 24, 1999
--------------------------------        of the Board of Directors
        Mark Dyne

/S/ KEVIN BERMEISTER                    President and Director                            November 24, 1999
--------------------------------
     Kevin Bermeister

  /S/ MICHAEL OZEN                      Chief Financial Officer (Principal Financial      November 24 1999
--------------------------------        and Accounting Officer) and Secretary
       Michael Ozen

   /S/ MARK MILLER                      Vice President, Operations and Production         November 24, 1999
--------------------------------        and Director
       Mark Miller

     /S/ DIANA MARANON                  Director                                          November 24, 1999
--------------------------------
      Diana Maranon

       /S/ RAY MUSCI                    Director                                          November 24, 1999
--------------------------------
        Ray Musci

                                        Director                                          November 24, 1999
--------------------------------
      Garth Saloner

    /S/ JEFF SCHEINROCK                 Director                                          November 24, 1999
--------------------------------
     Jeff Scheinrock

                                  EXHIBIT INDEX


EXHIBIT NO.    EXHIBIT DESCRIPTION


5.1            Opinion and Consent of Troop Steuber Pasich Reddick & Tobey, LLP

10.1 Stock Option Agreement (Non-Statutory Stock Option), dated October 27, 1999, between Registrant and Ron Chaimowitz

23.1           Consent of PricewaterhouseCoopers LLP

23.2           Consent of MRI Moores Rowland

23.3 Consent of Troop Steuber Pasich Reddick & Tobey, LLP (included in Exhibit 5.1)

24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).